Exhibit 31.4

I, Stuart Spence certify that:

1.	I have reviewed this annual report on Form 10-K/A of McDermott International, Inc. for the year ended December 31, 2017; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Stuart Spence
March 7, 2018	Stuart Spence
Executive Vice President and Chief
Financial Officer

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